EXHIBIT 10.1

CONSORTIUM LETTER OF UNDERSTANDING

BETWEEN:

GLOBAL PRECISION MEDICAL INC., a US corporation incorporated in Wyoming, having its principal place of business at * (“GPMI”)

GLOBAL MEDICAL SCIENCES LIMITED, a Barbados corporation having its principal place of business at WhitePark House, WhitePark Road, Barbados (“GMS”)

MDMI TECHNOLOGIES INC., a Canadian corporation, having its principal place of business in Vancouver, Canada (“MDMI”)

MINIMAL INVASIVE TECHNOLOGY LTD, a Russian corporation, having its principal place of business in Zheleznodorozhny, Russia (“MIT”)

(collectively referred to as the “Parties” or the “Consortium”)

OBJECT AND PURPOSE

1.

The Parties have common interests and personal expertise in the development, manufacturing, distribution, licensing, marketing and/or sale of medical devices.

2.

The Parties wish to pool their interests and expertise in select activities.

3.

The purpose of this Agreement is to set out the expected relationships between the Parties and their collective intent to devote their best efforts in good faith to deal with each other for the purposes set out in this Agreement.

4.

Except to the extent that a Party has given notice to the other Parties pursuant to this Agreement that it no longer wishes to be part of the consortium, the present Agreement shall be considered as binding on all Parties in relation to, and only in relation to, its intent to be a party to Consortium to and to enter into relationships contemplated. Subject to this exception, this Agreement does not create any specific binding contractual rights (other than intent to be a party to the Consortium) between the parties. To the extent that any specific binding rights or obligations are contemplated to give legal and practical effect to the relationships contemplated (as set out below), these rights and obligations shall only come into effect to the extent that they have been agreed to by means of specific agreements between the parties concerned. In the latter case, the said agreements can be between two or more of the Parties, as the case may be.

PROPOSED ROLES AND RELATIONSHIPS

5.

GPMI shall:

a)

acquire or licence medical devices from GMS or MIT, as the case may be, on the advice of MDMI;

b)

serve as the marketing, distribution and sales platform for any and all medical devices which has either been supplied, developed or licensed to GPMI by GMS or MIT;

c)

where it chooses to do so on the advice of MDMI, enter into research and development agreements with GMS.

6.

GMS shall:

a)

perform research and development  work towards the development of new medical devices for any one of the Parties, which work may be funded by the other Parties;

b)

act as a product acquisition agent for GPMI to acquire medical devices for GPMI (on GPMI’s approval following the advice of MDMI) and, to this end, GMS will consider devices of various medical devices suppliers, including MIT;

c)

transfer or licence proprietary medical devices or technologies to GPMI where GPMI has, on the advice of MDMI, chosen to do so;

d)

act as GPMI’s office in Russia for the purpose of managing the various relationships of GPMI in Russia.

7.

MDMI shall:

a)

act as GPMI’s product acquisition/licensing office for the purpose of evaluating the merits of the acquisition, development, manufacturing, licensing, distribution and/or sales of any medical device; to this end, it shall interact with GMS which acts as agent for GPMI for the purpose of introducing new medical devices;

b)

act as GPMI’s regulatory affairs office for the purpose of obtaining and managing regulatory approval in any country;

c)

act as GPMI’s sales and distribution strategic office for the purpose of selecting countries where GPMI’s medical devices will be distributed and/or sold, and managing the means of doing so in conjunction with GPMI officers and managers;

d)

act as a contract manufacturer where GPMI wishes it to do so.

8.

MIT shall:

a)

act as a potential supplier of medical devices to GPMI (through the agency of GMS);

b)

act as a distributor for GPMI in any country where GPMI has appointed it to this effect;

PROPOSED COMPENSATION

9.

To the extent that any proprietary medical device is transferred or licensed to GPMI by GMS or MIT (through the agency of GMS) and this development of this medical device has not been funded by GPMI, GPMI shall acquire or licence this device by issuing shares to the transferor; if GPMI has partially funded the development,  shares will be issued on a prorata basis;

10.

To the extent that MDMI transfers or licenses know-how to GPMI, GPMI shall acquire or license such by the issuance of shares to MDMI;

11.

To the extent that GPMI, MDMI or MIT contracts with GMS for the provision of research and development services, these shall be paid for in cash at fair market value;

12.

To the extent that MDMI provides consulting, manufacturing, advisory or management services on an ongoing basis to GPMI, these shall be paid for in cash at fair market value;

13.

 To the extent that MIT provides manufacturing, distribution or sales services to GPMI, these shall be paid in cash at fair market value.

MOST FAVORED PARTY PROVISIONS

14.

The essence of this Consortium Framework Agreement is that all Parties shall devote their best efforts in good faith to deal with each other on a preferred basis in relation to the roles and relationships contemplated for each Party under this Agreement.

15.

Where a Party wishes to enter into a specific letter of intent or binding agreement with another Party (or Parties) as contemplated by this Letter of Understanding, any such letter or binding agreement, as the case may be, shall be self-contained as to all relevant provisions. Upon the signature of such letter or agreement, copy of said letter or agreement shall forthwith be provided to the other Party (or Parties).

16.

Where a Party (the “First Party”) wishes to deal with a person who is not a Party to this Agreement (the “Outsider”) in relation to any matter which this Agreement contemplates is to be performed by another Party (the “Second party”) it may do so with the Agreement of all other Parties (the “Other Parties”). As a rule, the Other Parties shall not object to a transaction by the First Party with an Outsider where (a) the First Party wishes to acquire and/licence and product or service which the Second Party does not have in its portfolio of products, (b) the Outsider has a superior product in the opinion of the Other Parties, (c) the Other Parties consider that the Outsider has a particular expertise that the Other Party does not have and is better suited to the contemplated service.

WARRANTIES AND REPRESENTATIONS

17.

Each Party represents and warrants to the others that it has the necessary powers and authorizations to enter into this Agreement, and that this Agreement does not place it in breach of any other agreement which it has entered into.

TERM AND TERMINATION

18.

This term of this Agreement shall be indefinite.

19.

To the extent that any Party wishes to withdraw from the Consortium, it shall provide all other Parties notice in writing to this effect, in which case such termination shall take effect ninety (90) days after the date such notice is received. In the event that any Party wishes to withdraw from the Consortium, this shall not affect its right to retain shares and/or cash received for past services or medical device transfers or licences, but only the future services that it would have otherwise agreed to. In addition, said termination shall be issued without prejudice to its rights and obligations pursuant to specific agreements entered into with other Parties.

20.

In the event that one Party withdraws from this Agreement, the remaining Parties shall in good faith devote their best efforts to replace the departing Party by another Party, which decision shall only be binding where it is unanimous.  Said termination shall be made without prejudice to its right to continue contract in the future with any individual Party outside the scope of this Consortium.

21.

A Party (the “Defaulting Party”) may be expulsed from the Consortium where the Other Parties unanimously decide to do so. In the event that any Party wishes to withdraw from the Consortium, this shall not affect its right to retain shares and/or cash received for past services or medical device transfers or licences, but only the future services that it would have otherwise agreed to. In addition, said expulsion shall be issued without prejudice to its rights and obligations pursuant to specific agreements entered into with other Parties.

22.

In the event that one Party is expulsed from the Consortium, the remaining Parties shall in good faith devote their best efforts to replace the departing Party by another Party, which decision shall only be binding where it is unanimous.  Said termination shall be made without prejudice to its right to continue contract in the future with any individual Party outside the scope of this Consortium.

ASSIGNMENT AND OTHER PARTIES

23.

Any Party shall not assign its rights under the present Agreement to any other person without the consent of all Parties.

24.

The Parties may by unanimous decision choose to introduce another Party to this Agreement.

ARBITRATION

25.

In the even to a dispute, a Party may give notice to the other Parties that it wishes the matter submitted to arbitration, which shall take place if at least two-thirds of the Parties agree to do so. In this event, the Parties shall by a two-third vote select an appropriate arbitrator and the arbitrator’s decision shall be final and without appeal.

APPLICABLE LAW

26.

This Agreement shall be governed by the laws of the United States of America.

COMING INTO EFFECT

27.

This Agreement shall come into effect as of  August 1, 2003.

SIGNED THIS 25th  DAY OF AUGUST, 2003

GLOBAL PRECISION MEDICAL INC

/s/ Lindsay Semple

____________

per: Lindsay Semple, CEO

GLOBAL MEDICAL SCIENCES LIMITED

/s/ Michel Coderre__________________

per: Michel Coderre, President and CEO

MDMI TECHNOLOGIES INC.

/s/ James Elliott ____________________

per: James Elliott, President

MINIMAL INVASIVE TECHNOLOGY LTD,

/s/ Yuri Andreev_____________________

per: Yuri Andreev, President